EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Novus Therapeutics, Inc. dated as of July 26, 2019 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(2) under the Securities Exchange Act of 1934, as amended.
Dated:  July 26, 2019
683 CAPITAL MANAGEMENT, LLC

By:	/s/ Ari Zweiman
Ari Zweiman,
Authorized Person

683 CAPITAL PARTNERS, LP

By:	/s/ Ari Zweiman
Ari Zweiman,
Authorized Person

/s/ Ari Zweiman
ARI ZWEIMAN